UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-5734	34-0907152
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 Windward Concourse, Suite 250, Alpharetta, Georgia	30005
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 810-7800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On February 2, 2022, Agilysys, Inc. (the “Company”) changed its state of incorporation from the State of Ohio to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion dated February 2, 2022 (the “Plan of Conversion”). The Reincorporation was accomplished by filing: (i) an Ohio certificate of conversion with the Secretary of State of the State of Ohio (the “Ohio Certificate of Conversion”); (ii) a Delaware certificate of conversion with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”); and (iii) a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware. In connection with the Reincorporation, the Company also filed a Certificate of Designation of 5.25% Series A Convertible Preferred Stock (the “Delaware Certificate of Designation”) with the Secretary of State of the State of Delaware , and the Company’s board of directors adopted new bylaws in the form attached to the Plan of Conversion (the “Delaware Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at the annual meeting of the stockholders of the Company held on November 18, 2021. Upon the effectiveness of the Reincorporation:

•	The affairs of the Company ceased to be governed by Ohio corporation laws and are now subject to Delaware corporation laws.
•

Agilysys (Delaware) is the same entity as Agilysys (Ohio) and continues with all of the rights, privileges and powers of Agilysys (Ohio), has the same name, possesses all of the properties of Agilysys (Ohio), continues with all of the debts, liabilities and obligations of Agilysys (Ohio), and continues with the same officers and directors of Agilysys (Ohio) immediately prior to the Reincorporation.

•

Each issued and outstanding share of common stock of Agilysys (Ohio) is automatically converted into an issued and outstanding share of common stock of Agilysys (Delaware) without any action on the part of our stockholders. We will continue to file periodic reports and other documents with the Securities and Exchange Commission (the “SEC”). The Reincorporation does not change the respective positions of the Company or stockholders under federal securities laws. Shares of our common stock that were freely tradable prior to the Reincorporation continue to be freely tradable, and shares of our common stock that were subject to restrictions prior to the Reincorporation continue to be subject to the same restrictions. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, as amended, stockholders will be deemed to have acquired the Agilysys (Delaware) common stock on the date they acquired their shares of Agilysys (Ohio) common stock.

•

Each issued and outstanding share of Agilysys (Ohio)’s Series A Convertible Preferred Stock is automatically converted into an issued and outstanding share of Series A Convertible Preferred Stock of Agilysys (Delaware), without any action on the part of our stockholders.

•

All of our employee benefit and incentive plans became Agilysys (Delaware) plans, and each option, equity award or other right issued under such plans is automatically converted into an option, equity award or right to purchase or receive the same number of shares of Agilysys (Delaware) common stock, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation. In addition, our employment agreements and other employee benefit arrangements also are continued by Agilysys (Delaware) upon the terms and subject to the conditions in effect at the time of the Reincorporation.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Reincorporation and the Plan of Conversion does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. A more detailed description of the Plan of Conversion, and the effects of the Reincorporation, is set forth in Proposal 2 of the Company’s proxy statement (the “Company’s Proxy Statement”) filed with the SEC on October 22, 2021, which description is incorporated herein by reference. The Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Certificate of Designation, the Delaware Bylaws and the Ohio Certificate of Conversion are also filed herewith as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 respectively, and incorporated herein by reference.

No action will be required on the part of the Company’s stockholders to receive shares of Agilysys (Delaware) upon completion of the Reincorporation. Pursuant to the Plan of Conversion, the issued and outstanding shares of common stock of the Company will automatically be converted into shares of common stock of Agilysys (Delaware) and certificates representing shares of common stock of the Company will automatically be deemed to represent shares of common stock of Agilysys (Delaware).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the Reincorporation, the Company entered into new indemnification agreements with each of the Company’s directors and executive officers, effective February 2, 2022, which replace the previous indemnification agreements entered into between the Company and its directors and executive officers.

The indemnification agreements are substantially similar to those previously entered into between the Company and its directors and executive officers except that the new indemnification agreements are governed by Delaware law and have been modified to conform to Delaware law. The indemnification agreements require the Company, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, reasonably incurred or suffered by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or executive officer of the Company, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company.

The foregoing description of the indemnification agreements entered into between the Company and each of its directors and executive officers is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As disclosed in Item 3.03 above, effective February 2, 2022, the Company changed its state of incorporation from Ohio to Delaware pursuant to the Plan of Conversion. As of that date, the rights of the Company’s stockholders began to be governed by Delaware corporation laws, the Delaware Certificate of Incorporation, the Delaware Certificate of Designation and the Delaware Bylaws. The Delaware Certificate of Incorporation, the Delaware Certificate of Designation and the Delaware Bylaws are filed herewith as Exhibits 3.2, 3.3 and 3.4 respectively, and incorporated herein by reference. Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Delaware Certificate of Incorporation, the Delaware Certificate of Designation and Delaware Bylaws, and the changes in rights of the Company’s stockholders as a result of the Reincorporation, is set forth in the Company’s Proxy Statement filed with the SEC on October 22, 2021, which description is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of Agilysys (Delaware) are deemed registered under Section 12(g) of the Exchange Act and Agilysys (Delaware) has succeeded to Agilysys (Ohio)’s attributes as the Company with respect thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Plan of Conversion, dated February 2, 2022.

3.1	Delaware Certificate of Conversion.

3.2	Delaware Certificate of Incorporation.

3.3	Delaware Certificate of Designation.

3.4	Delaware Bylaws.

3.5	Ohio Certificate of Conversion

10.1	Form of Indemnification Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: February 9, 2022